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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE



         TYLER, TEXAS, March 13,2002 - Classic Communications, Inc. (OTC Bulletin Board - CLSCQ.OB) today announced that its subsidiary, Classic Cable, Inc., is in negotiations to amend its debtor-in-possession revolving credit facility. In late 2001, Classic Cable began marketing campaigns using discount coupons. These coupons were issued to Classic Cable's customers to reward them for their loyalty, especially as a result of Classic Cable's November bankruptcy filing and the aggressive negative marketing that followed from certain satellite providers and resellers. As a result of the expenses incurred by Classic Cable in connection with the issuance of these coupons, Classic Cable is currently not in compliance with certain covenants in its DIP credit facility, including the covenant that requires it to maintain minimum earnings before interest, taxes, depreciation and amortization (EBITDA). The non-compliance with these covenants constitutes an event of default under this credit facility. Classic Cable's obligations under the credit facility are guaranteed by Classic Communications and Classic Cable's subsidiaries and is secured by a lien on all of the assets of Classic Cable, Classic Communications and Classic Cable's subsidiaries. Classic Cable is in the process of negotiating an amendment to its DIP credit facility which will, among other things, relax certain financial covenants under which it is currently in default. Classic expects to have the negotiations concluded shortly.

         The matters discussed herein contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, that involve risks and uncertainties. All statements other than statements of historical information provided herein may be deemed to be forward-looking statements. Without limiting the foregoing, the words "may," "will," "should," "expects," "anticipates," "considering," "believe," "estimates," "predicts," "potential," or "continue" and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the "Risk Factors" section included within the Classic's most recent Annual Report on Form 10-K filed with the SEC and the risks discussed in Classic's other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief, or expectation only as of the date hereof. Classic undertakes no obligation to revise these forward-looking statements publicly to reflect events or circumstances that arise after the date hereof.